UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

NORTHEAST BANCORP
(Exact Name of Registrant as Specified in its Charter)

Maine	1-14588	01-0425066
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

158 Court Street, Auburn, Maine	04210
(Address of Principal Executive Offices)	(Zip Code)

(207) 777-6411
(Registrant's telephone number, including area code)

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Issuance of Trust Preferred Securities and Debt Securities

On December 22, 2004, Northeast Bancorp (the "Company") participated in a private placement of $10,000,000 of fixed/floating rate capital securities (the "Capital Securities") issued by NBN Capital Trust IV, a Delaware statutory trust and affiliate of the Company (the "Trust"), to Greenwich Capital Financial Products, Inc. (the "Purchaser"). The Trust used the proceeds from the sale of the Capital Securities, along with the proceeds of the sale of its common securities to the Company, to purchase from the Company $10,310,000 principal amount of Fixed/Floating Rate Junior Subordinated Debt Securities due 2035 (the "Debt Securities").

The Capital Securities

The Capital Securities were issued pursuant to a Capital Securities Subscription Agreement, dated December 17, 2004, between the Company and the Purchaser, and they are governed by the terms of the Trust's Amended and Restated Declaration of Trust, dated December 22, 2004, by and among the Company, as Sponsor, Wilmington Trust Company, as Delaware Trustee and Institutional Trustee, and James D. Delamater, Philip C. Jackson and Robert S. Johnson, as Administrators (the "Declaration of Trust").

The Capital Securities bear interest for a period of five years at a fixed rate of 5.88%, and thereafter at a floating rate equal to the three month London Interbank Offered Rate plus 1.89%. The Capital Securities are redeemable at the Company's option after five years, mature on February 23, 2035, and require quarterly distributions of interest by the Trust to the Purchaser. The Trust will use the interest payments by the Company under the Debt Securities to pay the quarterly distributions of interest to the Purchaser pursuant to the Capital Securities. However, such quarterly distributions of interest are only due to the extent that the Company makes quarterly payments to the Trust pursuant to the Debt Securities.

In connection with the private placement of the Capital Securities, the Trust issued 310 of its common securities to the Company for a purchase price of $310,000. The common securities issued to the Company constitute all of the Trust's issued and outstanding common securities and currently constitute all of the Trust's voting securities. Under certain circumstances, the Capital Securities may have voting rights.

The Debt Securities

The Debt Securities were issued pursuant to an Indenture (the "Indenture"), dated December 22, 2004, between the Company and Wilmington Trust Company, as Trustee (in its capacity as Trustee under the Indenture, the "Indenture Trustee"). The interest and payment terms of the Debt Securities are substantially the same as the those of the Capital Securities. Additionally, for so long as no default has occurred and is continuing under the Indenture, the Company may defer payments of interest on the Debt Securities for a period of up to twenty quarters. The Debt Securities are subordinated to the prior payment of any other indebtedness of the Company that, by its terms, is not similarly subordinated.

The Debt Securities may be declared immediately due and payable at the election of the Indenture Trustee upon the occurrence of the following events: (1) the Company defaults on the payment of interest on the Debt Securities and such default continues for a period of thirty days, except pursuant to a permitted extension, (2) the Company defaults on the payment of any part of the principal of the Debt Securities, (3) the Company defaults on the performance of or breaches certain covenants and agreements set forth in the Indenture, (4) the entry of an order for relief in respect of the Company in an involuntary bankruptcy case and such order remains unstayed for a period of ninety days, (5) the Company commences a voluntary bankruptcy case, consents to the entry of an order for relief in an involuntary bankruptcy case, consents to the appointment of a receiver, liquidator, trustee, custodian or other similar official, makes a general assignment for the benefit creditors or fails generally to pay its debts as the come due, or (6) the Trust voluntarily or involuntarily liquidates, dissolves or winds-up or otherwise terminates its existence except in certain circumstances.

As discussed in Item 1.02 below, a portion of the net proceeds to the Company from the sale of the Debt Securities will be used to call for redemption and redeem the Company's 9.6% Junior Subordinated Debentures due December 31, 2029 issued in November and December 1999 in the aggregate principal amount of $7,172,998 (the "1999 Debentures"), all of which are held by NBN Capital Trust, a Delaware statutory trust ("NBN Capital Trust"). The remainder of such proceeds will be used for general corporate purposes.

Related Agreements

In connection with the offer and sale of the Capital Securities and Debt Securities, the Company entered into a Guarantee Agreement, dated December 22, 2004, with Wilmington Trust Company (the "Guarantee Agreement"). Pursuant to the Guarantee Agreement, the Company has agreed to guarantee, under certain circumstances, the distributions of interest and payments of principal upon liquidation or redemption in respect of the Capital Securities, but only to the extent of funds held by the Trust.

The offering of the Capital Securities was conducted pursuant to a Placement Agreement (the "Placement Agreement"), dated December 17, 2004, between the Company, the Trust and Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), the placement agent for the offering. Pursuant to the Placement Agreement, among other things, the Company granted Sandler O'Neill the exclusive right to sell the Capital Securities on the Company's behalf and the Company indemnified Sandler O'Neill and the Purchaser against damages suffered as a result of breaches by the Company of certain representations, warranties and covenants contained in the Placement Agreement and certain other matters related to the private placement.

Item 1.02 Termination of a Material Definitive Agreement.

On November 12, 2004, pursuant to the terms of the Junior Subordinated Indenture, dated November 23, 1999, between the Company and Bankers Trust Company (predecessor to Deutsche Bank Trust Company Americas) (the "1999 Indenture"), the Company called for redemption all of the outstanding 1999 Debentures. Under the terms of the redemption, the 1999 Debentures will be redeemed on and as of December 31, 2004. Immediately subsequent to such redemption, NBN Capital Trust is required to use the proceeds of such redemption to redeem all of the outstanding trust preferred securities issued by NBN Capital Trust. The funds for the redemption of the 1999 Debentures, and ultimately the trust preferred securities issued by NBN Capital Trust, will be derived from the net proceeds of the Company's offering of Capital Securities and Debt Securities described in Item 1.01 above.

The terms of the 1999 Indenture, the 1999 Debentures and the trust preferred securities issued by NBN Capital Trust are substantially similar to the terms of the Indenture, Debt Securities and Capital Securities, respectively, except that the 1999 Debentures and trust preferred securities bear interest at a fixed rate of 9.6% and mature on December 31, 2029. As a result of the redemption of the 1999 Debentures and the trust preferred securities issued by NBN Capital Trust, the 1999 Indenture will be terminated. Additionally, a guarantee of the 1999 Debentures by the Company, with terms substantially similar to the Guarantee Agreement described in Item 1.01 above, will terminate.

The 1999 Debentures, the trust preferred securities issued by NBN Capital Trust, the 1999 Indenture, the related guarantee and other related agreements are described in more detail in the Prospectus, dated November 17, 1999, filed with the Securities and Exchange Commission on December 6, 1999, which descriptions are hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST BANCORP
Date: December 23, 2004	By:	/s/ James D. Delamater
James D. Delamater
President and Chief Executive Officer